STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement") is entered into as of the 31st day of January, 1996, between NOBLE INTERNATIONAL, LTD., a Michigan corporation ("Noble"), and GENE OLDFORD, KEVIN REDDING, CHRIS FRAMPTON, JAN WOJCIECHOWSKI, PAT PATTERSON and JIM LAMB (the "Option Holders").

                                 R E C I T A L S

     WHEREAS, the Board of Directors ("Board of Directors") of Noble has approved this Agreement for the granting to the Option Holders of an option to purchase certain shares of the capital stock of Cass River Coatings, Inc. (the "Company"); and

     WHEREAS, the Board of Directors has determined that it is to the advantage and best interest of the Company and its shareholder to grant a stock option to the Option Holders covering 7,500 shares of the Company common stock (representing twenty-five (25%) percent of the Company's common shares owned by Noble) as an inducement to remain in the service of the Company as consultants pursuant to those certain Consulting Agreements of even date herewith and as an incentive for increased effort during such service, and has approved the execution of this Agreement between Noble and the Option Holders.


     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein between the parties and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Grant. Noble grants to the Option Holders the right and option to purchase on the terms and conditions hereinafter set forth an aggregate of 7,500 shares of the common stock of the Company allocated in accordance with Exhibit A, at the aggregate purchase price of One Dollar ($1.00) (which price is not represented to approximate the fair market value of such stock at the date hereof) exercisable in accordance with the provisions of this Agreement during a period expiring on the "Expiration Date" as defined in Section 2 hereof, below.

     2. Term. Except as may otherwise be provided in this Agreement, this Option may be exercised at any time with respect to 6,000 shares covered hereby and at any time after January 31, 2000 through the Expiration Date with respect to the remaining 1,500 shares; provided, however, should Noble enter into an agreement to sell substantially all of the Company (regardless of the form which that transaction may take) prior to January 31, 2000, then the Option Holders may exercise this Option with respect to all of the shares covered hereby prior to the closing of said sale. The date upon which all obligations of the Company to the Option Holders under the Consulting Agreements are discharged is the "Expiration Date" for purposes of this Agreement; provided, however, should the Consulting Agreements be discharged prior to January 31, 2000, then the Option Holders shall have thirty (30) days from the date of discharge to exercise the Option granted hereunder.

     3. Exercise. The exercise of this Option shall be by written notice of exercise delivered to the President of Noble, and accompanied by payment to Noble of the full purchase price. The notice of exercise shall be signed by all Option Holders and state the number of shares allocated to each of the Option Holders; Noble shall deliver separate certificates to each of the Option Holders in the number of shares specified. The purchase price upon exercise of this Option shall be payable in cash, cashiers check or bank draft. No shares of common stock shall be transferred upon the exercise of this Option until full payment therefor has been made.

     4. Shareholder Agreement. The Option Holders shall, prior to acquiring their respective shares as set forth in Section 3, execute and deliver to the Company a Shareholder Agreement in the form and substance acceptable by the Company.

     5. Securities Laws. This Option may not be exercised if the transfer of the shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. Without limiting the foregoing, the Option Holders hereby agree that if the shares of stock covered by this Option have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, they will purchase all such shares of stock for investment and not for resale or for distribution and that upon exercise of this Option the person entitled to exercise the same shall, upon the request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 by such person. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of this Option indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its Transfer Agent, and may take such other action as it deems necessary or advisable to comply with any other regulatory or governmental requirements.

     6. Assignment. This Option and the rights and privileges granted hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, except by will or the laws of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privileges contained herein shall immediately become null and void and of no further force or effect. Notwithstanding the aforementioned restrictions on transfer, Gene Oldford may assign his Option and the rights and privileges granted herein to Stephen Oldford.

     7. Shareholder Rights. Neither the Option Holders nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to him or them.

     8. Miscellaneous. The Option Holders acknowledge receipt of a copy of this Agreement, and represent that they have read and are familiar with the terms and provisions thereof, which represent the entire agreement of Noble and the Option Holders with respect to the subject matter hereof. No amendment of this Option Agreement shall be binding unless in writing and signed by all the parties hereto.

     IN WITNESS WHEREOF, this Option Agreement has been granted the day and year first written above at Bloomfield Hills, Michigan, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of Michigan.

Noble International, Ltd.,                 The Option Holders:
a Michigan corporation


                                           -------------------------
------------------------                   GENE OLDFORD
BY: Mark A. Davis
ITS: President

                                           -------------------------
                                           KEVIN REDDING



                                           -------------------------
                                           CHRIS FRAMPTON



                                           -------------------------
                                           JAN WOJCIECHOWSKI



                                           -------------------------
                                           PAT PATTERSON



                                           -------------------------
                                           JIM LAMB

                                  EXHIBIT "A"

                             STOCK OPTION AGREEMENT


Option Holder                                                      No. of Shares
-------------                                                      -------------

Gene Oldford                                                           3,750

Kevin Redding                                                            750

Chris Frampton                                                           750

Jan Wojciechowski                                                        750

Pat Patterson                                                            750

Jim Lamb                                                                 750